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                                                                   EXHIBIT 10.15



                          WORLDCOM/MFS 1992 STOCK PLAN

                 (AMENDED AND RESTATED AS OF DECEMBER 31, 1996)


                        INTRODUCTION AND HISTORY OF PLAN

       The Plan originally was adopted by MFS Communications Company, Inc. ("MFS") effective November 23, 1992. Effective December 31, 1996, MFS merged with and into WorldCom, Inc. ("WorldCom") pursuant to a Merger Agreement. As a result of the merger, WorldCom assumed sponsorship of the Plan, and the Plan was amended and restated to redesignate the Plan as sponsored by WorldCom effective December 31, 1996. Under the terms of the Merger Agreement, rights to acquire stock of MFS outstanding under the Plan before December 31, 1996 were substituted with rights to acquire stock of WorldCom, as adjusted for the merger exchange ratio of 2.1 shares of stock of WorldCom for each outstanding share of MFS stock. Except as adjusted for this exchange ratio, all rights of Participants under the Plan before December 31, 1996 are preserved hereunder. The amended and restated Plan is intended to change the Plan as required as a result of the merger but is not otherwise intended to effect substantive amendments to the Plan beyond those required by the merger.

                                   ARTICLE I

                                NAME AND PURPOSE

       For purposes of Article I, each such term as used in this Article shall be defined in Article II.

       1.1    NAME.  The name of the Plan shall be the WorldCom/MFS 1992 Stock
Plan.

       1.2 PURPOSE. The purpose of the Plan is to enable Employees and Outside Consultants to share in the growth and prosperity of the Company by encouraging stock ownership by Employees and Outside Consultants and to assist the Company to obtain and retain skilled personnel and consultants. Incentive Stock Options, Nonqualified Stock Options, Restricted Shares, bargain stock, Stock Appreciation Rights, bonuses of Company stock and other types of stock awards and cash may be granted under this Plan.

                                   ARTICLE II

                                  DEFINITIONS

       2.1    "BOARD" means the Board of Directors of the Company.

       2.2    "CODE" means the Internal Revenue Code of 1986, as amended.

       2.3    "COMMITTEE" shall mean the Compensation Committee of the Board.

       2.4 "COMPANY" means WorldCom, Inc., a Georgia corporation, or any successor corporation.

       2.5 "COMPANY STOCK" means shares of common stock issued by the Company, par value $0.01 per share.

       2.6    "DIRECTOR" means any person who is a member of the Board.

       2.7 "EMPLOYEE" means any person employed on a full-time basis by the Employer or a Subsidiary.

       2.8    "EMPLOYER" means the Company.
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       2.9    "INCENTIVE STOCK OPTION" means any option granted to a
Participant under the Plan, which the Committee intends at the time it is granted, to be an incentive stock option within the meaning of Section 422 of the Code.

       2.10 "MERGER AGREEMENT" means the Amended and Restated Agreement and Plan of Merger dated as of August 25, 1996 by and between the Company, HIJ Corp., a wholly-owned subsidiary of the Company ("HIJ"), and MFS, whereby HIJ merged with and into MFS.

       2.11 "MFS" means MFS Communications Company, Inc., a Delaware corporation.

       2.12 "NONQUALIFIED STOCK OPTION" means any stock option granted under the Plan which is not an Incentive Stock Option.

       2.13 "OPTIONEE" is any Employee or Outside Consultant who is granted options under the Plan.

       2.14 "OUTSIDE CONSULTANT" is an individual who is not an Employee, but provides services to the Company. Outside Consultant does not include Directors.

       2.15 "PARTICIPANT" shall mean any Employee or Outside Consultant who meets the requirements for participation in the Plan as described in Article III.

       2.16 "QUALIFYING STOCK" means Company Stock which has been owned by the Employee or the Outside Consultant for at least six months prior to the date of exercise of an option granted pursuant to this Plan and has not been used in a stock-for-stock swap transaction within the preceding six months.

       2.17 "SUBSIDIARY" means a corporation which is a "subsidiary corporation" as defined in Section 424 of the Code.

                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION

       3.1 ELIGIBILITY. Every Employee hired prior to July 1, 1992, and Outside Consultants shall be eligible to become a Participant in the Plan; provided that no Employee who holds any Rights under the Metropolitan Fiber Systems, Inc. (MFS Telecom, Inc.) Incentive Compensation Rights Plan adopted July 26, 1989 shall be eligible.

       3.2 PARTICIPATION. The Employees and Outside Consultants who shall participate in the Plan and thereby be eligible to receive awards shall be such Employees and Outside Consultants as the Committee shall select from time to time. The Committee shall determine the number of and the combination of stock options, Restricted Shares, Stock Appreciation Rights (as such terms are defined herein) and other stock awards granted to Employees and Outside Consultants.

       3.3    DIRECTOR PARTICIPATION.  As of the effective date set forth in
Section 12.3, non-Employee Directors who provide service to the Company, other than Director services, shall be granted a Nonqualified Stock Option for 50,000 shares of Company Stock. Non-Employee Directors who are on the Committee are not eligible to receive any other Benefits under this Plan.





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                                   ARTICLE IV

                                TYPE OF BENEFITS

       Benefits under the Plan ("Benefits") may be granted in any one or any combination of (a) Incentive Stock Options; (b) Nonqualified Stock Options; (c) Stock Appreciation Rights; (d) restricted stock awards; (e) bargain purchase of Company Stock; (f) bonuses of Company Stock; (g) any other form of stock benefit; or (h) cash. However, Incentive Stock Options may not be granted to Outside Consultants.

       Without limiting the Committee's authority, the Committee may: (a) make the grant of Benefits conditional upon an election by a Participant to defer payment of a portion of his salary; (b) give a Participant a choice between two Benefits or combination of Benefits; (c) award Benefits in the alternative so that acceptance of or exercise of one Benefit cancels the right of a Participant to another; (d) award Benefits in any combination or combinations and subject to any condition or conditions consistent with the terms of the Plan that the Committee in its sole discretion may determine; and (e) provide any vesting schedule (including immediate vesting) as the Committee deems appropriate.

                                   ARTICLE V

                             SHARES SUBJECT TO PLAN

       The total number of shares for which options and other Company Stock awards may be granted under this Plan shall not exceed in the aggregate 12,600,000 shares of Company Stock. This number shall be appropriately adjusted if the number of issued shares of Company Stock shall be increased or reduced by a change in par value, combination, split-up, reclassification, distribution of a dividend payable in stock, or the like. The shares issued under the Plan may be authorized and unissued shares or treasury shares.

       In the event that any outstanding option or other Benefit (except Restricted Shares) issued pursuant to the Plan shall expire or terminate, the shares allocable to the unexercised or forfeited portion of such Benefit may again be subject to an award under the Plan.

                                   ARTICLE VI

                                    OPTIONS

       The Committee from time to time may grant Incentive Stock Options and Nonqualified Stock Options, provided, however, that only Employees may be entitled to receive Incentive Stock Options.

       Each option agreement between the Company and a Participant shall be in such form and shall contain such provisions as the Committee from time to time shall deem appropriate. Option agreements need not be identical. The option agreements shall specify whether or not an option is an Incentive Stock Option.

       The terms of Incentive Stock Options granted shall include the following:


       (a) The option price shall be fixed by the Committee in good faith, but in no event be less than 100% of the fair market value of the shares subject to the option on the date the option is granted.

       (b) The Committee shall fix the term or duration of all Incentive Stock Options issued under this Plan provided that such term shall not exceed ten years after the date on which the option was granted and shall not





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extend beyond the Optionee's employment with the Company.  The Committee shall also set the date or dates on, or after which, each option may be exercised.

       (c) The aggregate fair market value, determined as of the time the Incentive Stock Option is granted, of the stock which may become exercisable for the first time by any Employee during any calendar year shall not exceed $100,000.

       (d) Each Incentive Stock Option agreement (and amendments) shall contain such terms and provisions, consistent with the requirements of this Plan, as the Committee in its discretion shall determine, including without limitation such terms and provisions as shall be requisite to cause the options to qualify as Incentive Stock Options.

       Notwithstanding any other provisions of the Plan, no Incentive Stock Option shall be granted to an Employee who, at the time the option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company. This stock ownership limitation will not apply if the option price is at least 110% of the fair market value (at the time the option is granted) of the stock subject to the option, and the option by its terms is not exercisable more than five years from the date it is granted.

       Options and similar Benefits (including Stock Appreciation Rights) shall not be transferrable otherwise than by will or the laws of descent and distribution, and during the Participant's lifetime, such a Benefit shall be exercisable only by the Participant.

       The Committee may grant a replacement option (a "Replacement Option") to any Participant who exercises all or part of an option granted under this Plan using Qualifying Stock as payment for the purchase price. A Replacement Option shall grant to the Participant the right to purchase, at the fair market value as of the date of said exercise and grant, the number of shares of stock equal to the sum of the number of whole shares (a) used by the Participant in payment of the purchase price for the option which was exercised and (b) used by the Participant in connection with applicable withholding taxes on such transaction. A Replacement Option may not be exercised for six months following the date of grant, and shall expire on the same date as the option which it replaces.

                                  ARTICLE VII

                               RESTRICTED SHARES

       The Committee from time to time may award restricted shares ("Restricted Shares") to any Participant in the Plan. Each Participant who is awarded Restricted Shares shall enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the award and such other matters consistent with the Plan as the Committee in its sole discretion shall determine.

       Restricted Shares awarded to Participants may not be sold, transferred, pledged or otherwise encumbered during the restricted period commencing on the date of the award and ending at such later date as the Committee may designate at the time of the award. The Participant shall have the entire beneficial ownership and all rights and privileges of a shareholder with respect to Restricted Shares awarded to him, including the right to receive dividends and the right to vote such Restricted Shares.

       The Committee may provide any other terms or conditions with regard to Restricted Shares that it deems appropriate. Restricted Shares and agreements related thereto need not be identical.





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                                  ARTICLE VIII

                           STOCK APPRECIATION RIGHTS

       The Committee from time to time may grant stock appreciation rights ("Stock Appreciation Rights") to any Participant in the Plan. A Stock Appreciation Right shall be evidenced by a Stock Appreciation Right agreement between the Company and the Participant, which shall contain such terms and conditions consistent with the Plan as the Committee from time to time shall deem appropriate.

       A Stock Appreciation Right may be satisfied by the Company in cash or in shares of Company Stock, as determined by the Committee. The agreement may limit the maximum amount of appreciation taken into account under a Stock Appreciation Right.

       A Stock Appreciation Right may be granted in conjunction with an Incentive Stock Option, a Nonqualified Stock Option, Restricted Shares or any other award hereunder. At the discretion of the Committee, a Stock Appreciation Right may be exercisable only to the extent that a related award is exercisable and only upon surrender of a related award. In the event of the exercise of a Stock Appreciation Right, the exercise of which is conditioned upon surrender of a related award, the number of shares that may be issued under this Plan shall be reduced by the number of shares covered by the award or portion thereof surrendered.

       The Committee may provide any other terms or conditions with regard to Stock Appreciation Rights that it deems appropriate. Stock Appreciation Rights and agreements related thereto need not be identical.

                                   ARTICLE IX

                                  OTHER AWARDS

       The Committee may grant any other cash, stock or stock-related awards to a Participant under this Plan that the Committee deems appropriate, including, but not limited to, the bargain purchase of Company Stock and stock bonuses. Any such benefits and any related agreements shall contain such terms and conditions as the Committee deems appropriate. Such awards and agreements need not be identical. With respect to any Benefit under which shares of Company Stock are or may in the future be issued (other than shares issued from the Company's treasury) for consideration other than prior services, the amount of such consideration shall be equal to the amount (such as the par value of such shares) required to be received by the Company in order to comply with applicable state law.

                                   ARTICLE X

                                 ADMINISTRATION

       The Plan shall be administered by the Committee. A majority vote of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee for the purposes of the Plan.

       The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to determine the terms of all Benefits granted under the Plan including, without limitation, the purchase price, if any, the Employees and Outside Consultants to whom, and the time or times at which Benefits shall be granted, when an option can be exercised, or Restricted Shares, Stock Appreciation Rights and other Benefits become forfeitable, and whether in whole or in installments, and the number of shares covered by a Benefit, and to interpret the plan and to make all other determinations deemed advisable for the administration of the Plan. The Committee





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may designate Employees of the Company to assist the Committee in the administration of the Plan and may grant authority to such persons to execute option agreements or other documents on behalf of the Committee.

       Payment in full for the number of shares purchased under any Benefit, including an option, shall be made to the Company at the time of such exercise. The Committee, in its discretion, may provide that any Benefit by its terms may permit a Participant to elect, subject to Committee approval, any of the following alternative settlement methods: (a) cash equal to the excess of the value of one share over the option or purchase price times the number of shares as to which the award is exercised; (b) the number of full shares having an aggregate value not greater than the cash amount calculated under alternative
(a); or (c) any combination of cash and stock having an aggregate value not greater than the cash amount calculated under alternative (a). For purposes of determining an alternative settlement, the value per share shall be determined under the same method as used to determine the option price in the case of stock options.

       Payment for such shares shall be made in cash, or with the consent of the Committee, in shares of Qualifying Stock, or a combination thereof.

       The Committee may make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan. In the event of a disagreement as to the interpretation of the Plan or any amendment hereto or any rule, regulation or procedure thereunder or as to any right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Benefit granted under it.

                                   ARTICLE XI

                        ADJUSTMENT UPON CHANGES OF STOCK

       If any change is made to the shares of Company Stock by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split up, combination of shares, exchange of shares, change in corporate structure, or otherwise, appropriate adjustments shall be made by the Committee to the kind and maximum number of shares subject to the Plan and the kind and number of shares and price per share of stock subject to each outstanding Benefit. No fractional shares of stock shall be issued under the Plan on account of any such adjustment, and rights to shares always shall be limited after such an adjustment to the lower full share.

                                  ARTICLE XII

                                 MISCELLANEOUS

       12.1 CONTINUATION OF EMPLOYMENT. Neither this Plan nor any Benefit granted hereunder shall confer upon any Employee or any Outside Consultant any right to continue in the employment of the Company or limit in any respect the right of the Company to terminate an Employee's or an Outside Consultant's employment at any time.

       12.2 WITHHOLDING. With respect to any payments made to Participants under the Plan, the Company shall have the right to withhold any taxes required by law to be withheld because of such payments. With respect to any such withholding:

              (a) Each Participant shall take whatever action that the Committee deems appropriate to comply with the law regarding withholding of federal, state and local taxes.





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              (b)    When a Participant is obligated to pay to the Company an
amount required to be withheld under applicable income tax laws in connection with a Benefit, the Committee may, in its discretion and subject to such rules as it may adopt, permit the Participant to satisfy this obligation, in whole or in part, either (i) by having the Company withhold from the shares to be issued upon the exercise of an option or a Stock Appreciation Right or upon the receipt of a Benefit, shares having a fair market value that would satisfy the withholding amount due or (ii) by delivering to the Company already-owned shares to satisfy the withholding amount.

       12.3   EFFECTIVE DATE.      This Plan is effective on November 23, 1992.
Benefits hereunder may be granted at any time subject to the limitations contained within the Plan.

                                  ARTICLE XIII

                           AMENDMENT AND TERMINATION

       13.1 AMENDMENT. The Board may amend the Plan from time to time as it deems desirable and shall make any amendments which may be required so that options intended to be Incentive Stock Options shall at all times continue to be Incentive Stock Options for the purposes of the Code; provided, however, the Plan may not be amended to change the number of shares subject to the Plan or decrease the price at which Incentive Stock Options may be granted.

       13.2 TERMINATION OF PLAN. The Board may in its discretion terminate the Plan at any time, but no such termination shall deprive Participants of their rights under outstanding Benefits. Notwithstanding the preceding sentence, no Incentive Stock Options may be granted pursuant to the Plan later than ten years after the date the Plan is adopted or the date the Plan is approved by the shareholders of MFS, whichever is earlier.

                                                  WORLDCOM, INC.,
                                                  a Georgia corporation


                                                  By:
                                                         -----------------------
                                                  Name:
                                                  Title:










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